UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Changes to Base Salary of Named Executive Officers

The Compensation Committee of the Board of Directors (the “Board”) of Celcuity Inc. (the “Company”) reviewed the compensation policies of the Company and evaluated the compensation of the Company’s executive officers against corresponding compensation data from a peer-group of clinical stage pharmaceutical companies with comparable operational scope and market capitalizations. Based on this evaluation, the Compensation Committee determined that the annual cash compensation of the executive officers was significantly below the median cash compensation levels of its company peer-group. The Compensation Committee subsequently determined it was appropriate to adjust the compensation of its executive officers to more closely align with compensation levels at its company peer-group by using equity-based compensation.

In lieu of additional cash payments for the 14-month period beginning June 1, 2022, on May 17, 2022, the Compensation Committee granted options to purchase shares of common stock of the Company as follows: (a) Brian Sullivan, the Company’s Chairman and Chief Executive Officer, was granted options to purchase 250,000 shares of Common Stock in lieu of his entire base salary for such period, (b) Lance Lang, the Company’s Chief Science Officer, was granted options to purchase 38,412 shares of Common Stock in lieu of an increase of his base salary during such period, and (c) Vicky Hahne, the Company’s Chief Financial Officer, was granted options to purchase 31,930 shares of Common Stock in lieu of an increase of her base salary during such period. The stock options were granted pursuant to the Company’s Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) and have an exercise price of $5.50 per share, the closing price of the Common Stock on The Nasdaq Capital Market on the date of grant. Commencing on June 1, 2022, one-fourteenth (1/14th) of the shares underlying such stock options vest and become exercisable on the first day of each month.

Repricing of Stock Options under the 2017 Plan

Effective May 17, 2022, pursuant to the authority granted under the 2017 Plan, the Compensation Committee of the Board recommended, and the Board approved, decreasing the exercise price to $5.50 per share for options (the “Options”) to purchase an aggregate 781,324 shares of Common Stock that were previously issued pursuant to the 2017 Plan and had a weighted average exercise price prior to the decrease of $15.82 per share. The reduced exercise price is equal to the closing price of the Common Stock on The Nasdaq Capital Market as of the date of such repricing. Directors and named executive officers of the Company collectively hold 347,433 of such Options, which had a weighted average exercise price prior to the decrease of $19.87 per share and include 166,336, 93,534, and 30,186 Options held by Mr. Sullivan, Mr. Lang, and Ms. Hahne, respectively. All other terms of the Options remain the same including, but not limited to, the vesting terms and expiration dates.

A description of the material terms of the 2017 Plan is set forth in the Company’s definitive proxy statement relating to its Annual Meeting filed with the Securities and Exchange Commission on April 11, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

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